China Education Alliance “360 Employment Database Bank” University Events

Developing Vocational Training Program on University Campuses

Harbin, China, January 14th, 2009 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA) (“China Education Alliance” or “The Company”), a leading distributor of educational resources, offering high quality programs and training both through online networks and an on-site training center in China, today, announced an exciting new development within their vocational education business. “360 Employment Database Bank”, a vocational education business program, is an electronic recruiting platform that connects graduates with hiring enterprises.

“360 Employment Database Platform” includes over 50,000 student profiles featuring their education background, students’ proprietary test scores, special skills and overall life achievements.  The website also contains over 10,000 participating enterprises that are looking for skilled qualified job candidates. The goal of this program is to efficiently facilitate the career placement and employment training for college graduates seeking employment in China.  Please visit http://www.360ve.com for additional information regarding the platform.

In 2008, the number of college graduates in China has reached 5.6 million, the highest in recent years.  Under the current economic outlook and tough employment condition, Chinese college graduates are more eager to receive additional career guidance and training than ever before.  Under the China Education Alliance’s vocational education programs, “360 Employment Database Bank” provides career planning lectures, employment and entrepreneurship training as well as campus recruitment.  By combining psychology traits of students from different majors, China Education Alliance also meticulously designs and organizes a series of interesting and effective campus events. China Education Alliance’s mission is to provide students with practical and employment tools in order to enhance their competitiveness in today’s job market.  “360 Employment Database Bank” program has been well received by many highly respected universities and the collaboration has achieved tremendous success.

Currently China Education Alliance is working with 27 famous state owned universities in Beijing including: Tsinghua University, Renmin University of China, Minzu University of China, Central University of Finance and Economics and 13 private colleges in Beijing including Beijing Jili University, Beijing Renwen University, Beijing Science Technology and Management College. China Education Alliance has invited well known career experts and professional leaders in China to be counselors for the program.  These counselors include Ren Zhanzhong, Director of Beijing College Graduate Employment Center, Luo Shuangping, Research Associate of Chinese Academy of Personnel Science, Professor Ying Wengang, Doctoral Advisor of Institute of Psychology of Chinese Academy of Science and Gan Bin, famous personnel expert and training director of Beijing Human Resource Association for Foreign Enterprises. Student participants were very excited to have an opportunity to receive guidance from career experts as well as real life professionals.

Mr. Xiqun Yu, CEO of China Education Alliance commented, “We will continue our dedication to and providing Chinese college graduates with various, immediate and effective career development training in order to help solve the job placement issues in China. In order to achieve this goal, China Education Alliance is preparing to sign strategic agreements with large state owned enterprises, private companies as well as foreign enterprises based on joint cooperation.  Our goal is to successfully translate specific skills into specially designed programs in order to meet job market demands. This way we can efficiently place as many graduates with different hiring companies as possible.”

About China Education Alliance, Inc.:
China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 7 to 18 and adults ages 18+. For students ages 7 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 7 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and Accounting training programs. In addition, as of April 2008, the Company has acquired 70% of the "World Exchange College of Language" English training business, headquartered in Toronto with sites expanding across China. Their comprehensive English programs are designed to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. For more information about CEUA, please visit http://www.chinaeducationalliance.com .

Safe Harbor Statement:
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release; readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Contacts:

Ms. Susan Liu Chief Financial Officer China Education Alliance, Inc. Tel: +001-778-388-8513 Email: susan@edu-chn.com	Linda Ni The Ruth Group Tel: +646-536-7013 Email: lni@theruthgroup.com